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OMITTED PORTIONS.





May 19, 1999




Mike Long
Chief Executive Officer
Healtheon Corporation
4600 Patrick Henry Drive
Santa Clara, CA 95054

Dear Mike:

         This letter of agreement ("LOA") is entered into as of May 19, 1999 ("Effective Date") and sets out the principal terms and objectives and obligations of Healtheon Corporation ("Healtheon"), WebMD, Inc. ("WebMD") and Microsoft Corporation ("Microsoft") with respect to the strategic relationship which will exist between the parties in the event that Healtheon acquires WebMD (with whom Microsoft has existing contractual and equity relationships), pursuant to an Agreement and Plan of Reorganization under negotiation as of the date of this LOA or otherwise ( the "H-W Transaction"). All of the terms set forth in this LOA will need to be memorialized in a definitive written agreement(s) (the "Agreement") satisfactory in form and substance to each party. The legal obligations of each party with respect to the terms and conditions set forth in this LOA will be solely as specified in this LOA. Each party agrees to work together in good faith with the goal of concluding such Agreement no later than May 30, 1999 or such other time as the parties mutually agree. This LOA shall be legally binding until such time as the parties execute the Agreement or such other time as the parties may mutually agree, provided that if negotiations are terminated following the public announcement that the H-W Transaction will not proceed, this LOA will have no legal effect.

1.       DEFINITIONS.

         1.1 "ASSIGNEE" means Healtheon, or in the case of a merger between Healtheon and WebMD or some other process by which Healtheon is not the parent company resulting from the H-W Transaction, that H-W Entity.

         1.2 "HEALTHEON SITE" means the Healtheon Web site currently located at the URL http://www.healtheon.com or any successor site(s) or version(s) (e.g., localized for an international market, distributed to a specific user group, etc.) thereof, including but not limited to the Healtheon Consumer Site and the Healtheon Professionals Section.

         1.3 "HEALTHEON CONSUMER SITE" shall mean that part of the Healtheon Site currently located at the URL http://www.healtheon.com or any successor site(s) or version(s) thereof which is directed at a consumer market.

         1.4 "HEALTHEON PROFESSIONALS SECTION" shall mean that part of the Healtheon Site currently located at the URL http://www.healtheon.com or any successor site(s) or version(s) thereof that targets medical professional market.

         1.5 "H-W ENTITY" means the parent company resulting from the H-W Transaction (which is expected to be Healtheon) in the event the H-W Transaction results in a parent-subsidiary structure; otherwise, H-W Entity means the surviving legal entity following the closing of the H-W Transaction, or the acquiring party in the event that the H-W Transaction is structured as a purchase of assets.

2. ASSIGNMENT OF DISTRIBUTION AND CROSS PROMOTION AGREEMENT. Healtheon, Microsoft and WebMD agree that upon closing of the H-W Transaction and completion of all necessary regulatory requirements (a) WebMD will


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assign to the Assignee, all of WebMD's rights and obligations under the
Distribution and Cross Promotion Agreement dated as of May 7, 1999 between Microsoft, WebMD, WebTV and MSNBC ("WebMD Agreement"), (b) the Assignee will accept such assignment and all such obligations thereunder, except as modified under this LOA or as otherwise agreed by Microsoft, (c) the Assignee will be fully and solely responsible for all obligations of WebMD under the WebMD Agreement, and (d) all references in the WebMD Agreement to WebMD will mean Assignee and all references in this LOA to Healtheon shall mean Assignee. Microsoft agrees to approve and secure such other agreements as are necessary to approve (as required to satisfy the requirements of Section 18.3 of the WebMD Agreement) such assignment by WebMD. Each party agrees to execute such documents as are necessary to give effect to the foregoing and such in a form as mutually agreed between the parties.

3. MODIFICATIONS TO THE WEBMD AGREEMENT. Effective upon the closing of the H-W Transaction, the parties hereby amend the WebMD Agreement as set forth below. In the event of any inconsistency between the provisions of the WebMD Agreement and this LOA, the provisions of this LOA shall control:

         3.1 All obligations with respect to the WebMD Site, e.g., as set forth in Sections 3.2 (Internet Access), 3.4 (Other Microsoft Properties), and
3.5 (MSN Module) of the WebMD Agreement, as such may be modified by this LOA, will apply to both the WebMD Site and to the Healtheon Site and any successors or parts thereof.

         3.2      With respect to and without limiting anything contained in
Section 3.3 of the WebMD Agreement, in the event that Microsoft elects to create a combined health care-related directory for the Health Channel (as defined in the WebMD Agreement), Healtheon's health care-related directory listings shall also be made available for inclusion in such directory.

         3.3 Without limiting anything contained in the WebMD Agreement, with respect to any rights Microsoft, MSNBC and/or WebTV has with respect to the WebMD Consumer Site (as defined in the WebMD Agreement), Microsoft, MSNBC and/or WebTV shall also have such rights with respect to the Healtheon Consumer Site (e.g., the Health Channel (as defined in the WebMD Agreement) shall include content, features, technology and the like from the Healtheon Consumer
Site) subject to any agreements Healtheon or WebMD has with third parties in existence as of the Effective Date. Without limiting anything contained in the WebMD Agreement, with respect to any rights Microsoft, MSNBC and/or WebTV has with respect to the WebMD Medical Professionals Section (as defined in the WebMD Agreement), Microsoft, MSNBC and/or WebTV shall also have such rights with respect to the Healtheon Professionals Section to the extent that Healtheon is able to provide such rights under its agreements with third parties in existence as of the Effective Date. In all agreements executed with third parties after the Effective Date, Healtheon shall exercise best efforts to obtain the foregoing rights for Microsoft, except that, Healtheon's obligation as set forth in this Section 3.3 shall not apply to content, features and technology that it may create for a custom project so long as such content, features and technology are not included on the Healtheon Site or WebMD Site. In addition, Healtheon will provide significant online and offline promotional opportunities surrounding the successful positioning and launch of Healtheon's Community Directory Services ("CDS"). CDS is defined as a regional directory and information service comprising physicians and healthcare institutions that will include a vehicle for health care institutions and providers to publish information about themselves to the local community, affording them the opportunity to interact directly with consumers; it will include the ability for MSN-generated consumers and professionals to link to healthcare transactions on the Healtheon website, thereby creating a transaction revenue stream for MSN. This ability to do a locally-directed search which facilitates consumer to physician transactions and communications will be unique to the CDS exclusively distributed on MSN; provided, however, that Healtheon may offer the CDS on the Healtheon Site, but may not offer or provide the CDS to any third party sites. Within the proposed CDS, Healtheon will enable broader e-commerce capabilities to complement the core Healtheon transaction sets. This includes linking the participating CDS firms with a buying/selling environment for supplies, services and goods. Participation in the broader CDS will be key to driving commerce within the Mall area of the MSN Site and in Microsoft's discretion, within the Mall area of the Healtheon site, which, in Microsoft's discretion, shall also be accessible and promoted from the Health Channel or other Microsoft Internet properties.


         3.4 TRANSACTION REVENUES. In addition to those amounts set out in the WebMD Agreement, Healtheon will pay Microsoft a royalty in consideration of Microsoft's distribution of the Health Channel and other Healtheon consumer and business to business services. Such royalty shall be equal to 15% of Healtheon "Net Transaction Revenues" for "Electronic Transactions" that originate on the Health Channel or other Microsoft




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properties. "Electronic Transactions" means electronic transactions between healthcare institutions (e.g. payers and providers) or between consumers and healthcare institutions, and suppliers and healthcare institutions such as, but not limited to, claims submissions, claims status inquiries and eligibility inquiries. Electronic Transactions will include the EDI transaction set currently processed by Healtheon and any additions to that transaction set that Healtheon may make during the term of the WebMD Agreement. The parties will prepare and agree upon a written schedule listing all Electronic Transactions and update such schedule from time to time as new transactions become available. "Net Transaction Revenues" means the gross fees paid to Healtheon for such transactions less direct, variable expenses paid to third parties incurred to process such transactions. Specific examples of these expenses include:


                  a. Commercial EDI Claim: PMS vendor transmits claim from provider office to Healtheon; Healtheon pays PMS vendor $.10 for such claim; Healtheon routes claim on to commercial insurance company; Insurance company pays Healtheon $.35 for such transaction. Healtheon has gross fees for such transaction of $.35, direct variable expenses paid to third parties of $.10, and Net Transaction Revenues" of $.25.

                  b. Medicare EDI Claim: PMS vendor transmits claim to Healtheon; PMS vendor pays Healtheon $.30 to accept such claim; Healtheon routes claim to clearinghouse; Healtheon pays clearinghouse $.10 to accept such claim. Healtheon has gross fees of $.30, direct variable expenses of $.10, and Net Transaction Revenues of $.20.

                  c. Laboratory Transaction: Provider office transmits order for clinical lab test to Healtheon; Healtheon transmits order to Clinical Lab; Clinical Lab transmits result to Healtheon; Healtheon transmits results to provider. Clinical Lab pays Healtheon $.40. No third party fees are paid. Net Transaction Revenues are $.40.

         3.5 Healtheon shall exercise best efforts to meet the obligations as specified in the Migration Plan to be developed pursuant to Section 11 below. In the event that Healtheon fails to meet its obligations under the preceding sentence, Microsoft shall notify Healtheon of such failure and Healtheon shall have a 90 day period in which to cure such failure. For purposes of this Section 3.5, "cure" shall mean that Healtheon has demonstrated substantial visible progress toward the goals as outlined in the Migration Plan. If, at the end of such 90 day cure period, Healtheon has failed to cure such failure, Microsoft shall have the right to immediately suspend its obligation under Section 12.2(a) of the WebMD Agreement to pay the positive difference between the applicable Year Guarantee (i.e. the First Year Guarantee, Second Year Guarantee, etc.) and WebMD's portion of the Microsoft Revenues until such time as Healtheon has cured such failure (the "Suspension Period"). For each day of a Suspension Period, the applicable Year Guarantee shall be reduced by 1/365th and such amount shall be forfeited by Healtheon. The remedy provided for in this Section 3.5 is not meant to waive any other rights or remedies available at law or equity.

         3.6      In addition to and without limiting anything contained in
Section 2.5 of the WebMD Agreement, Healtheon agrees not to provide the CDS or any part thereof to any third party, for distribution on the Internet, without Microsoft's prior written consent. Further, in the event that Healtheon enters into an agreement with any other third party to provide consumer health-related content for distribution on the Internet, Healtheon agrees to provide Microsoft with thirty (30) days prior written notice before the launch of such consumer health-related content on the Internet, and Healtheon shall not offer such third parties consumer health-related content that has not also been previously or concurrently made available to Microsoft. Nothing in this Section 3.6 is intended to prevent Healtheon from placing advertisements on the Top Ten Portal Sites or other third party sites. Microsoft shall have the right to distribute Healtheon's Community Directory Service, but shall not be obligated to include it on any Other Microsoft Properties (as defined in Section 3.12 below).


         3.7 BASIC MEMBERSHIP FEE. Section 1.25 of the WebMD Agreement is amended to read as follows:


         "BASE MEMBERSHIP FEE" shall mean the lesser of (i) $29.95 per month or
         (ii) the lowest rate that WebMD offers WebMD Memberships to any other third party (including without limitation to other third party sponsors) during the Term of this Agreement (excluding third party agreements for lower rates executed prior to the Effective Date).



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THE OMITTED PORTIONS.


         3.8 WEBMD ADVERTISING/SPONSORSHIP REVENUES. The parties agree that WebMD Advertising/Sponsorship Revenues, WebMD Upsell Revenues, and WebMD E-Commerce Revenues do not include the Base Membership Fees (or similar membership fees, however they may be structured in the future; provided, however, that the definition of such membership fees may not be the same or substantially similar to the definitions of WebMD Upsell Revenue, WebMD E-Commerce Revenue or WebMD Advertising Sponsorship Revenues as defined in the WebMD Agreement) paid by End User Members, or paid by Microsoft, DuPont or other underwriters of WebMD memberships.

         3.9 HEALTH CHANNEL REQUIREMENTS. The parties agree to the following points of clarification, which shall override any conflicting provisions of the WebMD Agreement:

                  3.9.1 Healtheon may create custom web sites or portals for its healthcare institution customers (for example, without limitation, providers such as Baylor Healthcare or payers such as United Healthcare), and Healtheon will not be required to provide to Microsoft or notify Microsoft of the content or features of such custom web sites. Healtheon will promote Microsoft technology to its customers, including the use of Microsoft platforms for such custom web sites. Healtheon will advise Microsoft on the extent of Healtheon customer usage of Microsoft technology on an aggregate basis to the best of Healtheon's knowledge. By way of example, Healtheon will provide Microsoft with a list of names of those customers for whom Healtheon builds such custom web sites or portals based on Microsoft technology, including what percentage of all custom web sites and portals built by Healtheon such customers represent, subject to any confidentiality obligations of Healtheon.

                  3.9.2 In the event that Healtheon desires to offer to third parties advertisements and sponsorships on the Health Channel, it shall notify Microsoft of such desire and the parties shall meet to discuss Healtheon's proposal in this regard. The parties shall agree in advance in writing on a plan detailing agreed upon packages and sales plans for such advertisements and sponsorships. Nothing in this
         Section 3.9.2 is intended to impair or in any way diminish Microsoft's rights under Section 6.1 of the WebMD Agreement.

         3.10 INTERNATIONAL DISTRIBUTION. The parties agree that the provisions of Section 2.3 of the WebMD Agreement apply only to markets outside of the United States.

         3.11     USER INFORMATION.

                  3.11.1 OWNERSHIP/USE. Microsoft and Assignee shall jointly own any and all User Information collected by either party from Users of the Health Channel and the party collecting such User Information will use commercially reasonable efforts to obtain from such Users the right to share such User Information with the other party, provided that each such User shall in all cases be given the right to opt out of any use (including sharing between the parties) of any of such Users' Personal Information. Microsoft and Assignee shall jointly own any and all User Information collected from (a) all Users of the WebMD Consumer Site and Healtheon Consumer Site whose use of either such site originated on the Health Channel or any MSN Site, (b) all End User Members with Microsoft-sponsored WebMD Memberships, and (c) relating to End User Members who receive WebMD Memberships through Microsoft or Microsoft distribution partners, provided that they party collecting such User Information will use commercially reasonable efforts to obtain from such Users the right to share User Information with the other party, provided further that (i) each such User shall in all cases be given the right to opt out of any use (including the sharing between the parties) of any of such Users' Personal Information. The collecting party of any such User Information described herein shall provide such User Information to the other party on a monthly basis in such format as reasonably requested by such other part. As between the parties, each party may use the User Personal Information in its possession solely for the purpose of fulfilling the product or service for which the information was collected and otherwise as requested by a User concerning such User's Personal Information, provided, however, that subject to any such User request all User Information shall be treated in the same fashion as Confidential Information pursuant to Section 10 below and specifically, without limitation, shall not be provided to any third party nor used on behalf of any third party, including but not limited to, for promoting or advertising any third party, without the other party's prior written consent. Notwithstanding the foregoing, each party hereby approves the other party using and providing to


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         third parties Aggregate Information to be used in research projects and statistical reporting. Any other use of the User Information during the Term shall be by mutual agreement of the parties. As between the parties, upon termination of this Agreement, (x) each party may retain the User Information in its possession and no party shall restrict the other's use in any way and (y) the collecting party shall provide to the other party all User Information pertaining to the MSN Users of the WebMD Health Communities (as defined in Section
         3.7 of the WebMD Agreement).

                  3.11.2   Notwithstanding anything contained in sub-Section
         3.11.1 above, (i) neither party shall be required to provide User Information to the other party if doing so would violate the End User's instructions, applicable laws or regulations, (ii) Healtheon will not be required to provide to, or to attempt to obtain User consent to provide to, Microsoft, WebTV or MSNBC any information that is subject to HIPAA or any other law or regulation pertaining to the protection of medical records, and (iii) subject to subsection 3.11.2(i) and (ii), Healtheon shall use best efforts to provide Microsoft with all User Information associated with non-medical record Internet and Web site usage, CDS, health communities directory, and use relating to any Microsoft provided services including but not limited to, Other Microsoft Internet Services, Other Microsoft Properties, MSN IA, Passport, and WebMD Health Communities.

                  3.11.3 Except where the parties jointly use the User Information (and thus jointly obtain the user's permission and are jointly responsible for such use), each party shall be responsible for ensuring that its own use of the User Information (i) complies with all User consent requirements, including but not limited to as provided in Section 3.11.4 below, and (ii) complies with all applicable laws and regulations, including concerning the security, confidentiality, use or possession of User Information.

                  3.11.4 CONSENT. In addition to the foregoing, any collection, disclosure or use of Personal Information by either party shall be subject to the User's consent, and the business practices and User privacy policies of the site from which it is collected (e.g., the Health Channel, an MSN Site, WebMD Consumer Site or Medical Professionals Section). The business practices and policies of each such site shall permit, as their default, the collecting party to grant the other party the rights required by this Section 3.11, unless the User specifically requests otherwise, and in all cases shall comply with any applicable laws governing the collection, dissemination and use thereof. "Consent" as used in this Agreement shall mean the approval of an adult, and in the case of minor children, the approval of the child's parent or legal guardian. WebMD and Microsoft shall mutually agree on the Health Channel user interface for the collection of Personal Information. Microsoft shall determine the privacy policy for the Health Channel. Assignee shall determine the privacy policy for the WebMD Site and Healtheon Site.


         3.12 OTHER MICROSOFT PROPERTIES. Except as prevented by any contracts between Healtheon and third parties existing as of the Effective Date, Healtheon agrees that Microsoft and its affiliates shall be the sole providers of consumer Internet information and services for the Healtheon Site and WebMD Site (including specifically without limitation the Non-Health Related Section and the Health Related Section), in all areas for which Microsoft or its affiliates owns or controls such content, features or services, etc. as of the Effective Date (the "Other Microsoft Properties"). As of the Effective Date, the Other Microsoft Properties shall be deemed to include travel (e.g., Microsoft Expedia), automotive (e.g., Carpoint), real estate (e.g., Home Advisor), money, investing and finance (e.g., Money, Investor), entertainment and directories (e.g. Sidewalk including but not limited to MSN Yellow Pages), reference (e.g., Encarta), movies (e.g., Sidewalk), news (e.g., MSNBC), email (e.g., Hotmail), messenger, (e.g., MSN Messenger Service), calendar (e.g., Microsoft Calendar), search (e.g., MSN Web Search), chat (e.g., Microsoft Chat), personal web pages, and community technology; provided that Healtheon may elect in its sole discretion not to provide content, features or services for any area. For content, features or services for areas not included in the Other Microsoft Properties ("New Microsoft Properties"), if Microsoft or its affiliates make publicly available such content, features or services before Healtheon, Healtheon agrees that, where commercially reasonable, Microsoft and its affiliates shall be the sole providers of such New Microsoft Properties for the Healtheon Site and WebMD Site. For purposes of the immediately preceding sentence, "commercially reasonable" shall mean those situations where Healtheon (1) has already made substantial progress toward an alternate solution and (2) has previously made a significant investment in or contractual commitment to that alternative solution. For New Microsoft Properties that Microsoft or its affiliates make publicly available after Healtheon makes publicly available substantially similar content, features or services, Microsoft and its affiliates shall be the sole providers of such new Microsoft Properties for the Healtheon Site and WebMD Site only upon mutual agreement of the parties.



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The foregoing shall exclude, however, any Microsoft content, features, or services that are predominantly health care related, unless mutually agreed upon by the parties. Except as prevented by any contracts in existence as of the Effective Date, in the event that Healtheon makes available to end users any non-web-based email technology, whether through the distribution of work stations or otherwise, Microsoft shall be the sole provider of such technology for such distribution and shall provide such technology under standard terms and conditions for such distribution; provided that such Microsoft technology be Microsoft Outlook or such other Microsoft technology designated by Microsoft. Without limitation, being the "sole provider" means that Healtheon shall not place, distribute, advertise, market, link to, refer to or otherwise include the content, features or services, etc. of any party other than Microsoft.


         3.13 MSN MODULE. The provisions of Section 3.5 of the WebMD Agreement do not apply to the Medical Professionals Section of the WebMD Site or Healtheon Site.


         3.14 DISTRIBUTION OF MEDICAL PROFESSIONALS SECTION. Exhibit J-1 of the WebMD Agreement is amended by deleting Healtheon and IBM from such Exhibit. In the event that Healtheon determines that it will outsource its data center, Healtheon agrees that Microsoft may nominate vendors to bid on such opportunity and that Healtheon will provide such vendors a reasonable and equal opportunity to bid. In addition, the last sentence of Section 11.2(c) of the WebMD Agreement is hereby modified to read as follows:


         In addition, in the event that the parties mutually agree to allow a third party to host WebMD Offerings, WebMD hereby licenses to Microsoft and/or such third party all such rights as are necessary to permit Microsoft and such third parties to use, copy, execute, display, perform, distribute, transmit, and/or broadcast the agreed upon WebMD Offerings as necessary for Microsoft and/or such third party(ies) to host such WebMD Offerings.


         3.15 WEBMD ADDITIONAL PAYMENTS. In order to resolve an ambiguity in the wording of Section 12.3 of the WebMD Agreement, the parties agree that the amount on which the 25% commission is paid under Section 12.3 is capped at the applicable yearly guarantee and the commission is thereby capped at 25% of the applicable yearly guarantee.


         3.16     PAYMENTS FOR MICROSOFT SPONSORSHIP COMMITMENT. Section 12.4(a)
(iv) of the WebMD Agreement is hereby amended to read as follows:

                  the amount of Distribution Payments due from WebMD to Microsoft in accordance with Section 12.5 below.

         3.17 WARRANTIES. (a) Subsection 14.1(ii) of the WebMD Agreement is amended to read as follows:

                  except for those agreements identified in Exhibit F attached hereto, it has not previously and will not grant any rights to any third party that are inconsistent with the rights granted to Microsoft, MSNBC and/or WebTV herein;

                  (b) Subsection 14.1(vii) is amended to read as follows: (vii) the WebMD Content, to the best of WebMD's knowledge after reasonable inquiry, is factually accurate and does not contain any information, instruction or formula that might be injurious to anyone's physical well-being, and that it does not, and its use by Microsoft as permitted in this Agreement will not, defame or disparage any third party. Notwithstanding the foregoing, the parties acknowledge that Healtheon's failure to review content provided by Healtheon or WebMD for accuracy (including, but not limited to, medical content) shall not constitute a breach of this Section 14.1(vii); provided, however, that nothing in this Section 14.1(vii) is intended to, nor shall it, in any way lessen or otherwise impact Healtheon's warranty or indemnification obligations set forth in Section 14.3 below.

         3.18 CONTENT SPECIFICATIONS. It is understood that the provisions of Exhibit A-1 of the WebMD Agreement do not apply to the Medical Professionals Section of the WebMD Site or Healtheon Site.


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4.       MICROSOFT ONLINE ID PROGRAM. Healtheon agrees to test, evaluate, and use, take sign ups for and accept the IDs for Microsoft's proprietary authentication service ("Microsoft Passport") on both the Health Channel (as provided in the WebMD Agreement) and on the Healtheon Site and the WebMD Site, and all of WebMD's existing profiling and authentication mechanisms will also take sign ups for and accept the IDs for Passport. Healtheon shall use Microsoft Passport in accordance with the terms of the then-current Microsoft Online ID Evaluation Program Agreement attached hereto as Exhibit A and such further standard terms and conditions that are offered from time to time in addition to or as a replacement for those currently contained in such agreement. The parties acknowledge and agree that Healtheon may accept other authentication mechanisms on the Healtheon Site and WebMD Site. Healtheon agrees, however, that Microsoft Passport will be the only authentication mechanism distributed (i.e., take sign ups) on the Health Channel (as provided in the WebMD Agreement) and on the Healtheon Consumer Site and WebMD Consumer Site other than any Healtheon proprietary authentication mechanisms existing as of the Effective Date or as mutually agreed between the parties. Healtheon's obligations under this Section 4 shall extend to any localized WebMD Consumer Site, to the extent that a localized version of Passport is available for the relevant market. In the event that Healtheon reasonably believes that Microsoft Passport does not meet its reasonable quality and service standards, or that it fails to comply with identified legal requirements, Healtheon shall notify Microsoft of the details of such concerns and Microsoft shall have ninety days in which to resolve such concerns. In the event that Passport does not meet such reasonable quality and service standards or Microsoft determines, in its sole discretion, that it is not commercially reasonable to modify Passport in such a manner as to resolve such concerns, then Healtheon shall be permitted to distribute and accept other mechanisms for the purposes identified in Healtheon's notice to Microsoft on the WebMD Site or the Healtheon Site.

5. OTHER MICROSOFT INTERNET SERVICES. Except as prevented by any contracts between Healtheon and third parties existing as of the Effective Date, upon notice from Microsoft that any such service or technology is available for distribution, Healtheon agrees, as soon as commercially feasible, to prominently implement on the Healtheon Site, and prominently provide end users with access from the Healtheon Site to, each Microsoft Internet service and technology that is available on the MSN Site as of the Effective Date, including, but not limited to services and technologies included within the Other Microsoft Properties, a Microsoft business, e-commerce, communication service and technology, which includes a common format and process for exchanging products, business information, promotional information and other business data over the Internet, and a Microsoft web hosting service and technology, which includes software and tools that enable web site creation and hosting, and all other Microsoft Internet services not otherwise specifically addressed in other Sections of this Agreement that are available on the MSN
Site as of the Effective Date ("Other Microsoft Internet Services") pursuant to Microsoft's standard user interface and distribution terms. For services or technologies not included in the Other Microsoft Internet Services ("New Microsoft Internet Services"), if Microsoft or its affiliates make publicly available such services or technology before Healtheon, Healtheon agrees that, where commercially reasonable, Microsoft and its affiliates shall be the sole providers of such New Microsoft Internet Services for the Healtheon Site and WebMD Site. For purposes of the immediately preceding sentence, "commercially reasonable" shall mean those situations where Healtheon (1) has already made substantial progress toward an alternate solution and (2) has previously made a significant investment in or contractual commitment to that alternative solution. For New Microsoft Internet Services that Microsoft or its affiliates make publicly available after Healtheon makes publicly available substantially similar services or technology, Microsoft and its affiliates shall be the sole providers of such new Microsoft Internet Services for the Healtheon Site and WebMD Site only upon mutual agreement of the parties. To such end, Microsoft shall provide Healtheon with such materials, technology and support as it routinely provides to other third parties distributing such technologies. In the event that Healtheon offers Other Microsoft Internet Services or New Microsoft Internet Services on the Healtheon Site in accordance with the foregoing, Healtheon shall not promote any competing technology on the Healtheon Site, other than during a commercially reasonable transition period for discontinuing any such promotion. Healtheon's obligations under this
Section 5 are subject to Healtheon's contractual obligations existing as of the Effective Date, and shall extend to any version of the Healtheon Site localized for any international market and to any version(s) of the Healtheon Site, to the extent that a localized version of any Other Microsoft Internet Service(s) or New Microsoft Internet Service(s) is available for the relevant market. Healtheon shall develop, maintain, and host that which is necessary and reasonably requested by Microsoft to implement the services and technologies specified in this Section 5. Upon mutual agreement, the parties shall work together and with appropriate third parties to create appropriate industry standards.

6. SECURE MESSAGING AND NOTIFICATION SERVICES. The parties agree that within thirty days of the Effective Date, they will meet to discuss and determine whether to create a mutually agreed plan pursuant to which they will


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pursue opportunities for Healtheon in the following areas: (i) offering of
Healtheon's secure messaging service to HotMail users; and (ii) joint development and provision of notification services (e.g., schedule an appointment, prescription refill reminders) to Health Channel users, including integration of such services into other MSN properties such as personalization services and Hotmail.

7.       MICROSOFT ADCU OBJECTIVES.

         7.1 PRESS RELEASE. Consistent with the technology and platform commitments made in the WebMD Agreement, simultaneously with the announcement of the H-W Transaction or at such other time as Microsoft and Healtheon mutually agree, Microsoft and Healtheon will jointly develop a public press release announcing Healtheon's long-term commitment to Microsoft's technology and platform and articulating the benefits of building a healthcare portal and transaction solution on Microsoft technology. In addition, Healtheon agrees to issue additional subsequent press releases and public announcements pertaining to successes or milestones of events utilizing Microsoft technology no less frequently than once per quarter or as otherwise mutually agreed between the parties, provided that such releases shall be at a time and in a form mutually agreed between the parties.

         7.2 ISV INTEGRATION. Understanding that Microsoft currently works with over 460 healthcare independent software vendors ("ISVs"), Microsoft and Healtheon agree to cooperate in good faith to develop a plan ("Plan 1") for integrating existing ISV applications and systems for transaction processing into the Healtheon solution for health care (including but not limited to use of the Healtheon Site and Healtheon healthcare transaction solutions) (i.e., to make compatible with the back end Healtheon technology). The Plan 1 will be completed within thirty (30) days of the Effective Date and will incorporate the following components:


                  7.2.1 A clear value proposition to ISVs that positions Healtheon, to the extent reasonably possible consistent with Healtheon's business plan, as a healthcare web portal providing content, community, and services. In the event that Microsoft reasonably determines that Healtheon's owning (whether through building or acquiring) any line of business application designed to replace (rather than supplement or interface to) traditional software applications falling within one or more of the Core Categories is contrary to the parties' goals and intent with regard to the ISVs under the WebMD Agreement and this Agreement, Microsoft shall notify Healtheon of such determination. Microsoft shall notify Healtheon of such determination within 15 days after Healtheon notifies Microsoft of Healtheon's intent to build or acquire any such line of business application. The parties shall have a 45-day period following notice of such determination in which to work together to reach consensus on whether the particular line of business application materially conflicts with such goals and intent and how to resolve such conflict. If Healtheon becomes the owner of a line of business application in a Core Category as a result of a business acquisition, merger or other business combination, the resolution of such conflict would include a reasonable transition period of 180 days for Healtheon to harmonize such line of business application with the objectives of this agreement or dispose of such application; provided, however, that Microsoft shall have the right to notify third parties of the resolution at any point following the 45th day of such 180 day period. The preceding sentence shall not impact Microsoft's termination right set out below if the parties are unable to resolve the conflict within the 45-day period. "Core Categories" is defined to mean (1) Hospital Based
Applications: patient accounting, medical records, enterprise resource planning, pharmacy laboratory, radiology, and materials management; (2) Physician Practice Management Applications: billing and scheduling; (3) Electronic Medical Records (defined as the legal electronic clinical documents used by clinicians within healthcare organizations); and (4) Managed Care/Payor Claims Administration Solutions. In the event that by the end of such 45-day period, the parties are unable to reach agreement on a resolution, Microsoft shall have fifteen days immediately following the end of such 45-day period in which to exercise its right to terminate this Agreement and the WebMD Agreement. In the event that Microsoft exercises such termination right, the parties shall cooperate in good faith for 120 days following the date on which Microsoft exercises such right to wind down the parties' relationship, including without limitation, working to notify customers, transferring end users in the event of any kind of joint relationship, agreeing on joint messaging and press releases.


                  7.2.2 A tiered approach to the market based on the ISVs value to Healtheon and Microsoft moving forward.

                  7.2.3 A mutually agreed upon list of the top ISVs in the acute, ambulatory, and payor segments and PMS vendors.


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                  7.2.4    The details of a road show where both Healtheon and
Microsoft meet with each of the agreed strategic ISVs to present the value proposition and obtain ISV commitments.

                  7.2.5 A rapid integration methodology (outlined in the Section 11 below (MCS and Technology Commitments)) that provides value to the ISVs moving forward.

                  7.2.6 A detailed joint Microsoft and Healtheon proposal to be presented to the ISVs regarding how to integrate the Healtheon solution for healthcare (including but not limited to use of the Healtheon Site and Healtheon healthcare transaction solutions) into the ISVs' line of business applications and offering the ISVs a Microsoft software subscription model to the extent that it exists that can be resold by the ISVs within their respective client bases. Such detailed joint proposal shall at a minimum include a description of the Healtheon Integration Platform ("HIP"). No later than the completion of the work outlined in the Migration Plan described in
Section 11, HIP shall be based on the Microsoft Technology Platform and the Microsoft Healthcare Interoperability Framework. The scope of HIP includes: (I) Webtop integration framework for integrating third-party info-services (addresses issues such as common login, context-sharing, personalization etcetera); (II) secure messaging standard; (III) common document distribution framework; (IV) common role-based security and authentication model; (V) data exchange interface for back-end integrations with third-party systems such as PMS, MCS, Payor, Membership, Lab, PBM and HRIS systems; (VI) standard mechanism for interfacing with other EDI gateways; (VII) data standards for administrative and clinical information; and (VIII) middleware-level integration standard. Microsoft will work with Healtheon to include HIP as relevant in Microsoft's other standards initiatives. Microsoft will promote interfacing to Healtheon's Internet transaction services through the Microsoft COM-based interfaces to be included in HIP, at such time as such interfaces are completed to the parties' reasonable satisfaction, as a healthcare industry standard means for ISVs to web enable their applications with Healtheon.

                  7.2.7 Participation by both parties in the development of standard interface library(ies) for ISVs, legacy systems, etc. to support broad industry positioning. To that end, Healtheon shall adopt, and Microsoft and Healtheon will work together to promote and establish HIP and the Microsoft Healthcare Interoperability Framework (as defined in the WebMD Agreement). The Microsoft Healthcare Interoperability Framework is a multilevel standard designed to provide interoperability between applications and systems across desktops PCs, servers, networks, and legacy systems in the healthcare industry. The Microsoft Healthcare Interoperability Framework includes the Active X for Healthcare standard and BizTalk (which together include components of COM, DCOM, COM+, and XML or other enhancements).

                  7.2.8 Participation by both parties in an ISV advisory board or steering committee which will include representatives of the top (measured in terms of physician distribution commitment) four ISVs that use and promote the Healtheon Site.

Plan 1 will provide at a minimum for calls to be made to the ISVs listed in Exhibit B. Microsoft will position the Healtheon solution for healthcare (including but not limited to use of the Healtheon Site and Healtheon healthcare transaction solutions) as a broad electronic health ("E-Health") strategy that provides healthcare content, community, and services and will use reasonable efforts to encourage its major ISV alliance partners to develop and integrate key distributed applications based on Microsoft technologies that would operate in conjunction with the functionality and content of the Healtheon Site. Healtheon will do such things as are commercially reasonable to permit existing ISVs to integrate their applications into the Healtheon solution for health care (including but not limited to integration into the Healtheon Site and Healtheon healthcare transaction solutions).

         7.3 MICROSOFT PRODUCT LICENSING COMMITMENT. Healtheon will agree to work with Microsoft in establishing a mutually agreed upon plan ("Plan 2") with respect to potentially incorporating a Microsoft software subscription model into its overall service offering. This Plan 2 shall include a definition of the products involved (i.e. IE, MSN, Office, BackOffice), pricing methodologies, as well as specific mechanics for deployment and periodic reporting to ADCU of sales influenced by Healtheon. This Plan 2 will be completed within thirty (30) days of the Effective Date. Plan 2 will include new subscription model pricing, if available, for Healtheon customers and a commission structure to incent Healtheon to distribute Microsoft software.


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         7.4      LIMITATIONS. Subject to contracts in existence as of the
Effective Date, during the Term of this LOA and the Agreement, Healtheon shall not, directly or indirectly, license, or agree to provide a Healtheon Offering (as defined below) (i) to or in conjunction with any of the companies listed in Exhibit C, or (ii) that contain branding or co-branding promoting or highlighting the company(ies) listed in Exhibit C. Subject to contracts in existence as of the Effective Date, during the Term of this LOA and the Agreement, if Healtheon, directly or indirectly, licenses, or agrees to provide a Healtheon Offering (i) to or in conjunction with any of the companies listed in Exhibit C or (ii) that contain branding or co-branding promoting or highlighting the company(ies) in Exhibit C, then Healtheon shall inform and allow Microsoft to propose the incorporation of Microsoft's products and services in such Healtheon Offering. Healtheon shall keep Microsoft reasonably informed regarding all Healtheon Offerings planned or under development, subject to confidentiality requirements and obligations to third parties. The foregoing sentence does not apply to custom developments for Healtheon customers. For the purposes of this Agreement, "Healtheon Offering" means any co-branded or third party-branded Internet, intranet, broadcast or other electronic offering of health-related content, features, services, or technology that incorporates all or portions of the Healtheon Site. In addition, in the event that the parties mutually agree to allow a third party to host Healtheon Offerings, Healtheon hereby licenses to Microsoft and/or such third party all such rights as are necessary to permit Microsoft and such third parties to use, copy, execute, display, perform, distribute, transmit, and/or broadcast the agreed upon Healtheon Offerings as necessary for Microsoft and/or such third party(ies) to host such Healtheon Offerings.


8. BOARD REPRESENTATION. As part of its equity stake in Healtheon, Microsoft will be entitled to nominate one member of the Healtheon Board of Directors. At its next meeting of shareholders, Healtheon's board shall recommend to its shareholders the election of a nominee designated by Microsoft (the "Microsoft Designee") to the Healtheon Board of Directors. Further, upon the expiration of the Microsoft Designee's term, or the resignation of the Microsoft Designee from the Board of Directors, Healtheon's board shall recommend the election of the Microsoft Designee (or any substitute identified by Microsoft) at the next meeting of its shareholders following such expiration or resignation. In addition, Microsoft will have the right to designate one board observer..

9. HEALTHEON MANAGEMENT. The parties acknowledge and agree that it is anticipated that Mike Long will the Chairman and Chief Operating Officer of the H-W Entity, and that Jeff Arnold will be the Chief Executive Officer of the H-W Entity.


10. OTHER RIGHTS. From time to time, in the event Healtheon receives a term sheet, expression of interest or verbal offer from a third party for a business combination (as defined in Rule 145 under the Securities Exchange Act of 1934, that Healtheon does not within 48 hours reject) resulting in a 40% or greater change in ownership of Healtheon, Healtheon shall promptly notify Microsoft of the identity of the third party and the terms of the offer. Healtheon may not enter a binding agreement with any party within 10 business days after the time Microsoft is first given notice of the offer to acquire the company, unless the delay would, in the written opinion of Healtheon's outside legal counsel, result in the breach of the directors' fiduciary duties.


11.      MCS AND TECHNOLOGY COMMITMENTS.

         11.1 MICROSOFT TECHNOLOGY PLATFORM. Section 1.11 of the WebMD Agreement is amended to read as follows:

         "MICROSOFT TECHNOLOGY PLATFORM" shall mean those Microsoft technologies commonly referred to as: Microsoft Windows, Microsoft Office, Microsoft BackOffice and any of its components, Microsoft Commerce Server, Microsoft Visual Studio and COM, including any updates and upgrades thereto released during the term.

         11.2 ADOPTION AND USE OF MICROSOFT TECHNOLOGY PLATFORM. Healtheon agrees to make the Microsoft Technology Platform Healtheon's primary platform for the development of all new services, defined as those Healtheon services not in existence or under development as of the Effective Date. However, there will be well-defined quality of service checkpoints in the development timeline to address any issues with respect to the ability of the Microsoft Technology Platform to meet commercial readiness standards for quality, functionality and reliability.


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         11.3     MIGRATION OF EXISTING SERVICES. Healtheon will migrate its existing services to the Microsoft Technology Platform in carefully planned phases. As part of the MCS engagement referenced in Section 11.4 below, Healtheon and Microsoft will mutually agree on a phased migration plan which will be based on, without limitation, the following: quality, functionality and reliability of the applicable Microsoft technology; the business ramifications to Healtheon and its customers of the migration; and the degree and manageability of the risks involved (the "Migration Plan"). Healtheon and Microsoft will develop and agree on a detailed Migration Plan no later than 90 days immediately following the Effective Date. The Migration Plan will include, at a minimum, the Healtheon services selected as candidates for migration, an anticipated migration schedule, Healtheon's anticipated internal use needs for Microsoft software products, and the estimated costs of migrating the selected services. The parties expect initially to migrate one service at a time and anticipate that migration of all selected services could require up to three years, but in any event, all migration of services shall be completed no later than three years from the Effective Date. The Migration Plan will include regular quality of service checkpoints to ensure that the applicable technology meets the agreed upon requirements for quality, functionality and reliability. The primary components of the Migration Plan will be jointly reviewed and revised as necessary at meetings between the parties held no less often than quarterly. Healtheon shall make best efforts to meet the requirements of the Migration Plan, including without limitation, the anticipated schedule and cost estimate.

         11.4 MCS ENGAGEMENT. No later than thirty days immediately following the Effective Date, Healtheon agrees to execute the Microsoft Master Services Agreement ("MSA") attached hereto as Exhibit D, pursuant to which it will engage all Microsoft Consulting Services ("MCS") and Microsoft Premier Support Services as provided for under this Agreement. Healtheon agrees to engage MCS to undertake development of the Migration Plan identified in Section
11.3 above, as further set forth in the MSA and MCS work order ("Work Order") attached hereto as Exhibit D. Any and all MCS services to be engaged by Healtheon pursuant to this Agreement and/or the WebMD Agreement shall be set forth in a Work Order pursuant to the MSA, which Work Order shall be mutually agreed upon and executed by the parties prior to the commencement of any such MCS services.

         11.5 COST OF MIGRATION. Microsoft will provide financial assistance for Healtheon's migration to Microsoft technology as follows:


                  11.5.1 MICROSOFT SOFTWARE FOR INTERNAL USE. Microsoft will support Healtheon's adoption of the Microsoft Technology Platform for internal use by providing, at no cost to Healtheon, certain Microsoft software licenses as set forth in Exhibit G attached hereto and any other Microsoft software licenses reasonably required and agreed between the parties. Such software shall be used solely for internal development purposes and internal use and not for use in Healtheon's production environment or operations. Microsoft's obligation to provide such software licenses is expressly subject to and conditioned on Healtheon's purchase of maintenance for such software licenses during the Term, as follows. No later than 90 days immediately following the Effective Date, Healtheon will execute a Microsoft Enterprise Select Agreement or Microsoft Select Agreement (the "Enterprise Agreement") pursuant to which it will acquire the software licenses and maintenance as provided in this Section 11.5.1. Healtheon acknowledges and agrees that for any initial licenses that Microsoft provides during the first year of the term of this Agreement, Healtheon shall purchase maintenance as provided in the Enterprise Agreement for a minimum period of three years. In the event that, at Healtheon's request, Microsoft agrees to provide additional software licenses at no initial cost to Healtheon during the second or third year of the term, Healtheon shall purchase maintenance under the Enterprise Agreement for such additional licenses for a minimum of two years from the date on which Microsoft grants any such license. Additional licenses granted in year three of the term will, subject to the purchase of the relevant maintenance by Healtheon pursuant to the Enterprise Agreement, be enrolled under either (i) the Enterprise Agreement as extended into a fourth year or (ii) a new mutually agreed Select or Open License Agreement, providing in either case for maintenance for such licenses for a minimum of two years from the date on which Microsoft grants any such license.

                  11.5.2 COSTS OF EXISTING HEALTHEON SOFTWARE. To the extent that prior to the Effective Date Healtheon has made an investment in software products that it will no longer be able to utilize as a result of the requirements and obligations of this Agreement (the "Obsolete Software"), Microsoft agrees to provide Healtheon with Microsoft software products sufficient to replace such Obsolete Software. In addition, to the extent that after the Effective Date and before the completion of the migration at the end of the third



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         year of the term, Healtheon is required to acquire additional non-Microsoft software products to support its non-migrated services (the "Additional Obsolete Software"), Microsoft shall provide Healtheon with replacement Microsoft software products as such products become obsolete; provided, however, that Healtheon notifies Microsoft of any such Additional Obsolete Software. Microsoft's payment obligation under this Section 11.5.2 shall be subject to mutual agreement by the parties of relevant costs intended to be covered under this section and receipt by Microsoft from Healtheon of appropriate documentation substantiating such costs.


                  11.5.3 HARDWARE AND TRAINING. Subject to all applicable legal restrictions, Microsoft shall exercise best efforts to work with Healtheon to provide it with access to the favorable discounts available from hardware suppliers with whom Microsoft has ongoing business relationships. Microsoft shall exercise best efforts to assist Healtheon in establishing relationships with Microsoft Certified Technical Education Centers ("CTECs") to assist Healtheon in obtaining favorable discounts for training services related to Microsoft software products.


                  11.5.4 MCS CONSULTANT EXPENSE. The parties agree that the dollar limit of Two Million Five Hundred Dollars (US$2,500,000) as provided in Section 4.4 of the WebMD Agreement shall be increased to Five Million Dollars (US$5,000,000). All other terms and conditions of
         Section 4.4 shall remain the same.

                  11.5.5 OTHER FUNDING. Microsoft will make funding available to Healtheon during the first three years of the term in an amount not to exceed Fifteen Million Dollars (US$15,000,000). If it is mutually agreed that additional funding is required, Microsoft will make up to an additional Five Million Dollars (US$5,000,000) available during such period. The parties currently anticipate that part of such amount shall be available to Healtheon in each of the first two years of the term. Beginning on the third anniversary of the Effective Date, Healtheon will begin to make royalty payments to Microsoft based on a to-be-agreed upon revenue stream, that will enable Microsoft to recover the amounts made available to Healtheon under this Section 11.5.5, plus a mutually agreed upon rate of return, no later than the fifth anniversary of the Effective Date. Microsoft's obligation to provide any funding under this Section 11.5.5 is expressly subject to and conditioned upon the parties reaching mutual agreement on the terms and conditions of a funding plan within sixty days immediately following the Effective Date. Failure to agree on the terms of funding as provided for in this Section 11.5.5 shall not in any way impact or alleviate Healtheon's other obligations under this LOA. Other key terms of the funding plan shall include:

             - If Microsoft terminates the WebMD Agreement and/or this LOA due to a breach by Healtheon, Healtheon will, within 30 days of the date of termination, provide the aggregate amount of the funding back to Microsoft plus a mutually agreed upon rate of return.

             - The funding relationship shall not be assigned without Microsoft's prior written consent. In the event the relationship is assigned without Microsoft's consent, Healtheon will, within 30 days of the date of assignment, provide the aggregate amount of the funding back to Microsoft plus a mutually agreed upon rate of return.

             - The parties will identify an alternate revenue stream which can be used to accelerate royalty payments in the event that it appears, at the end of the third or fourth year of the term, that Microsoft will not recover the funding plus the agreed upon rate of return by the end of the fifth year of the term.


             - Microsoft agrees to work with Healtheon to provide the most favorable accounting treatment. Healtheon's obligations covered under this Section 11 are not conditional on this
                  Section 11.5.5 to the extent that Microsoft and Healtheon cannot agree on the funding terms as principally outlined above in this Section 11.5.5.

         11.6 MICROSOFT PREMIER SUPPORT. No later than thirty days immediately following the Effective Date, Healtheon shall purchase Microsoft Premier Support Services for Developers, Level B, pursuant to the terms of the


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MSA at standard rates for such services. Healtheon shall maintain such Premier support services at least at the level specified in this Section 11.6 for a minimum period of three years.

         11.7 To the extent that any of the provisions of this Section 11 are inconsistent or conflict with the provisions of Section 4 of the WebMD Agreement, the parties agree that the terms of this Section 11 shall control.

12.      GENERAL TERMS AND CONDITIONS

         12.1 PROPRIETARY RIGHTS. Each party agrees that except as expressly licensed to another party, each party shall retain all right, title, and interest in any and all materials it delivers to any other party for use under this LOA or the Agreement and no other party shall alter, modify, copy, edit, format, translate, create derivative works of or otherwise use any materials, content, feature or technology, etc. without express written approval. If any parties agree to jointly develop any content, materials, services, technology, features or otherwise, ownership of such development shall be specifically detailed in an appropriate agreement prior to the start of any development.

         12.2 CONFIDENTIALITY. Each party acknowledges and agree that the terms and conditions of the Microsoft Corporation Non-Disclosure Agreement dated as of even date herewith ("NDA"), attached hereto as Exhibit E, is incorporated into this Agreement and that all of the terms of this LOA and of the Agreement (including but not limited to its existence) and all discussions and negotiations related thereto are considered Confidential Information as defined in the NDA. In the event that any of the incorporated terms of the NDA are inconsistent with or conflict with this Agreement, then the terms of this Agreement shall control.

         12.3 TRADEMARKS. Any use of a party's names, brands or logo(s) shall be pursuant to appropriate agreements and guidelines regarding such use.

         12.4 DISTRIBUTION OF CONTENT AND MSN INTERNET TECHNOLOGIES. Healtheon's distribution of any Microsoft, WebTV or MSNBC content and the MSN Internet Technologies shall be pursuant to appropriate agreements and guidelines regarding such distribution.

         12.5 PRODUCTS OR SERVICES DELIVERED UNDER THE TERMS OF THIS AGREEMENT SHALL BE SUBJECT TO THE TERMS OF THE LIMITED WARRANTY STATEMENT, IF ANY, SPECIFIED BY THE DELIVERING PARTY FOR THE SPECIFIC PRODUCT OR SERVICE. CERTAIN SOFTWARE PRODUCTS MAY BE PROVIDED TO THE OTHER PARTY "AS IS" WITHOUT WARRANTY OR CONDITION OF ANY KIND, IF SO DESIGNATED BY THE LICENSOR. FOR SUCH PRODUCTS, THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF SUCH SOFTWARE IS ASSUMED BY THE RECEIVING PARTY AND ITS CUSTOMERS AND SUBLICENSEES, IF ANY. THE WARRANTIES SET FORTH IN SECTIONS IN THIS SECTION 12.6 OR ELSEWHERE IN THIS LOA OR THE AGREEMENT ARE THE ONLY WARRANTIES MADE BY THE PARTIES. EACH PARTY DISCLAIMS ANY AND ALL OTHER WARRANTIES OR REPRESENTATION EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, AND FITNESS FOR A PARTICULAR PURPOSE. NO PARTY WARRANTS THAT ACCESS TO OR USE OF THE SITES OR CHANNELS WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT ANY SOFTWARE OR SERVICES WILL MEET ANY PARTICULAR CRITERIA OF PERFORMANCE OR QUALITY.

         12.6 LIMITATION OF LIABILITIES. NO PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, ARISING OUT OF OR RELATED TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS SECTION SHALL NOT APPLY TO ANY PARTY'S (A) ABILITY TO OBTAIN INJUNCTIVE OR OTHER EQUITABLE RELIEF; (B) OBLIGATIONS UNDER
SECTION 10 OR THE NDA; AND (C) INDEMNIFICATION OBLIGATIONS UNDER SECTION 14.

         12.7 INSURANCE. Healtheon shall procure and during the Term maintain such insurance in a form and with insurers reasonably acceptable to Microsoft, as is required by Microsoft, which shall in no event be less than that required of WebMD under the WebMD Agreement.


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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.


         12.8 INDEPENDENT CONTRACTORS. The parties are independent contractors with respect to each other, and nothing in this LOA or the Agreement shall be construed as creating an employer-employee relationship, a partnership, agency relationship or a joint venture between the parties.

         12.9 GOVERNING LAW. This LOA and the Agreement shall be governed by the laws of the State of New York as though entered into by New York residents and to be performed entirely within the State of New York. The parties consent to exclusive jurisdiction and venue in the state and federal courts sitting in New York. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

         12.10 ASSIGNMENT. No party may transfer, assign or sublicense this LOA or the Agreement, or any rights and/or obligations hereunder, whether by contract or by operation of law, except with the express written consent of the other parties, and any attempted transfer, assignment or sublicense by a party in violation of this Section shall be void and shall constitute a material default and breach of this Agreement.

         12.11 CONSTRUCTION. In the event that any provision of this LOA or the Agreement conflict with governing law or if any provision is held to be null, void or otherwise ineffective or invalid by a court of competent jurisdiction, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this LOA or the Agreement shall remain in full force and effect. This LOA or the Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against any party.

         12.12 NOTICES. All notices and requests in connection with this Agreement shall be given in writing and shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mail, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

To Microsoft:                                         To Healtheon:

Microsoft Corporation                                 Healtheon Corporation
One Microsoft Way                                     4600 Patrick Henry Drive
Redmond, WA  98052-6399                               Santa Clara, CA 95054

Phone:   425.882.8080                                 Phone:   408.876.5000
Fax:     425.936.7329                                 Fax:     408.876.5010

Attention:                                            Attention:        Chief Executive Officer
Copy to: Law & Corporate Affairs, US Legal            Copy to: General Counsel
         Fax:     425.936.7409                                 Fax:     408.876.5450

or to such other address as a party may designate pursuant to this notice provision.

         12.13 ENTIRE AGREEMENT. This LOA and the Agreement shall not be effective until signed by both parties. This LOA constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior and contemporaneous agreements or communications and shall not be superceded except by execution of the Agreement. This LOA shall not be modified except by a written agreement dated subsequent to the date of this LOA and signed on behalf of by each party by their respective duly authorized representatives. No waiver of any breach of any provision of this LOA shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.


                                      14
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[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



         If the foregoing is acceptable to you, please execute it where indicated below.

                                            Very truly yours,


                                            /s/ Laura Jennings

                                            Laura Jennings
                                            Vice President
                                            Microsoft Corporation

ACKNOWLEDGED AND AGREED

HEALTHEON CORPORATION.

By /s/ Jack Dennison


Name (Print) Jack Dennison


Title Vice President


Date 6/10/99


WEBMD, INC.

By /s/ W. Michael Heekin


Name (Print) W. Michael Heekin


Title Executive V.P.


Date 5/28/99






                                       15
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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.



                                   Exhibit A
                   MS ONLINE ID EVALUATION PROGRAM AGREEMENT


This evaluation agreement ("Agreement") is made by and between MICROSOFT CORPORATION, One Microsoft Way, Redmond, WA 98052 ("Microsoft") and HEALTHEON, CORPORATION, 4600 Patrick Henry Drive Santa Clara, CA 95054 ("Company") as of the later of the two signature dates (the "Effective Date").

         WHEREAS, Microsoft desires that Company test, utilize and evaluate the software associated with Microsoft's proprietary authentication service currently known as Microsoft Online ID and the associated SDK (the "Product"); and

         "WHEREAS, Company desires to test, utilize and evaluate the Product in anticipation of participating in the full Microsoft Online ID program when, and if, such program is generally released to the market.

         NOW THEREFORE, the parties agree as follows:

1.       EVALUATION LICENSE

         (a) Company shall implement the Product and all upgrades, fixes and versions provided by Microsoft within a test version the Healtheon ("Company Site"), such implementation shall be in compliance with the standard SDK provided with the Product. Upon Microsoft's direction, Company shall implement the Product on the version of Company's Site that is available to the general public. In connection with such implementation, Microsoft grants to Company a limited, non-exclusive, nontransferable, royalty-free license to use the Product on Company's CPUs and any accompanying printed materials ("Documentation"), for the purpose of developing the Company Site to ensure compatibility with the Product and testing and evaluating the Product and associated applications created by Company that are required to be integrated with the Product. All other rights are reserved to Microsoft. Company shall not use the Product for any purpose other than as set forth in this Agreement. Company shall not rent, lease, sell, sublicense, assign, or otherwise transfer the Product or the Documentation. Company may not reverse engineer, decompile, or disassemble the Product, except to the extent that the foregoing restriction is expressly prohibited by local law. Microsoft and its suppliers shall retain title and all ownership rights to the Product.

         (b) Company agrees to provide reasonable feedback to Microsoft, including but not limited to usability, bug reports and test results, with respect to the testing of the Product, within fifteen (15) days of Company's receipt of the product and each upgrade and fix. Company-will use reasonable efforts to review and comment on all Documentation supplied. All bug reports, test results and other feedback made by Company shall be the property of Microsoft and may be used by Microsoft for any purpose it sees fit. Due to the nature of the development work, Microsoft is not certain as to when errors or discrepancies in the Product may be corrected; however Microsoft will provide Company with all bug fixes and upgrades as such items become available and Company agrees to implement said fixes and upgrades within ten (10) days of receipt.

2.       PRIVACY POLICY

Company acknowledges that the privacy of end-users' personal information is a core component of the Microsoft Online ID program. Company represents that it is either currently or will become, prior to the implementation of the Product on the version of Company's Site that is available to the general public, a participant in an industry recognized independent privacy program, such as the TRUSTe Program or the BBBOnline Privacy Seal Program, which: (a) requires an approved privacy policy to be posted within the Company Site in a manner that is readily accessible to the end-users; (b) requires Company to obtain explicit consent to any usage of their personal information for any purpose other than described in Company's privacy policy; (c) provides for a dispute resolution method with adequate enforcement mechanisms; (d) reviews, monitors and enforces the standards set by the program, and (e) requires Company to comply with additional privacy standards which may become recognized by the industry from time to time. All versions of Company Site utilizing the Product shall comply with the standards set by such independent privacy program.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



3.    MICROSOFT SERVICES

         (a) Microsoft shall provide a mechanism and user interface (the "Sign Up Mechanism") which will allow end-users to participate in the Microsoft Online ID program and obtain appropriate user names and passwords upon accessing Company Site.

         (b) Microsoft shall provide authentication services for end-users entering the Company site who have a Microsoft Online ID. If such end-user has not yet obtained a Microsoft Online ID the end-user will be directed to the Sign Up Mechanism described in Section 3(a).

         (c) During the authentication process, Microsoft shall provide Company with the core profile information contained within the Microsoft Online ID database as determined by Microsoft in its sole discretion (the "Core Profile").

4.    INFORMATION USAGE

         (a) Company may use the information in the Core Profile in perpetuity for any purpose provided that Company complies with the requirements set forth in Sections 2 and 7.

         (b) Microsoft shall provide Company with a list of the information contained within the Core Profile and if Company receives updated or additional Core Profile information from an end-user then Company agrees to provide end-users with the option of updating this information in the central Microsoft Online ID Core Profile. The Product will provide a standard Microsoft Online ID update mechanism to facilitate updates to the Microsoft Online ID Core Profile.

5.    DESIGN AND USER INTERFACE

         (a) Prior to the implementation of the Product on the version of the Company Site which is available to the general public, Microsoft may request compliance with certain additional design and user interface guidelines ("Microsoft Online ID UI Guidelines") not included within the SDK, including but not limited to Microsoft Online ID logo placement, text copy, links, and input boxes (e.g. for sign in). Within ten (10) days of Company's receipt of the Microsoft Online ID UI Guidelines, Company shall implement the specified user interface and comply with the specifications set forth in such guidelines.

         (b) Microsoft will include Company's logo within the Sign Up Mechanism, in connection with such use Company hereby grants Microsoft a non-exclusive, royalty free, worldwide limited right to use and display Company's name and logo. Microsoft will provide logo specifications to the Company and the Company agrees to provide the requested logos to Microsoft on a timely basis.

6.    PRODUCT MAINTENANCE AND SUPPORT

Microsoft shall use commercially reasonable efforts to provide technical support for the Product. Microsoft agrees to designate one primary contact person that will be responsible for coordinating all technical support inquires and responses and Company agrees to designate one primary contact person that will be responsible for sending inquiries to and receiving responses from the designated Microsoft person.

7.    TERM OF AGREEMENT

         (a) The term of this Agreement shall commence on the Effective Date and shall continue for an initial period of six (6) months provided that the term shall automatically renew for additional one (1) month periods unless terminated as otherwise provided for in this Agreement, amended or superceded by further agreement. Either party may terminate this Agreement at any time, with or without cause, upon sixty (60) days prior written notice; provided that neither party may terminate this Agreement under this sentence prior to the termination of the MSN Channel and Cross Promotion Agreement ("Channel Agreement") entered into of even date herewith.



                                     17



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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.



         (b) In addition to any other rights and/or remedies that either party may have under the circumstances, all of which are expressly reserved, either party may terminate this Agreement immediately upon written notice at any time if the other party is in material breach of any material warranty, representation, term, condition or covenant of this Agreement and fails to cure that breach within five (5) days after written notice thereof, provided that if Company is the terminating party, such material breach must also be a material breach of the LOA or the Agreement (as defined in the LOA to which this document is attached), as applicable and Company must also simultaneously terminate such LOA or Agreement, as applicable.

         (c)      Upon the termination of this Agreement, Company shall:

            (i) promptly cease using the Product and return to Microsoft, or certify destruction of, all full or partial copies of the Product, Documentation and related materials provided by Microsoft;

            (ii) notify end-users that the Company site is no longer utilizing the Microsoft Online ID authentication service; and

            (iii) discontinue the use of all Core Profile information; provided that Company may continue to use the Core Profile information if Company continues to comply with the terms of Section 2.

         (d) In the event of termination or expiration of this Agreement for any reason each and every clause which by its nature is intended to survive the termination of this Agreement including, without limitation, Sections 7 through 12 shall survive termination. Neither party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

8.    CONFIDENTIALITY

         (a) The Product, including its existence and features, are proprietary and confidential information to Microsoft and its suppliers. Company agrees not to disclose or provide the Product, Documentation, or any information relating to the Product (including the existence of the Product, features, or the results of use or testing) to any third party (except as otherwise necessary to operate Company's Web site). If Microsoft and Company have entered into a Microsoft Non-Disclosure Agreement, Microsoft and Company agree that the terms of such agreement shall be deemed incorporated herein, and further, that all terms and conditions of this Agreement shall be deemed Confidential Information as defined therein. If Microsoft and Company have not entered into a Microsoft Non-Disclosure Agreement, then Company agrees that at all times during the term of this Agreement, and for five (5) years thereafter, Company will hold in strictest confidence, and will not use or disclose to any third party, any confidential information of Microsoft. The term "confidential information of Microsoft" shall mean all non-public information that Microsoft designates as being confidential, or which, under the circumstances of disclosure ought to be treated as confidential. "Confidential information of Microsoft" includes, without limitation, the terms and conditions of this Agreement, information relating to released or unreleased Microsoft software or hardware products, marketing or promotion of any Microsoft product, business policies or practices of Microsoft, customers or suppliers of Microsoft, or information received from others that Microsoft is obligated to treat as confidential. If Company has any questions as to what comprises such confidential information, Company agrees to consult with Microsoft. "Confidential information of Microsoft" shall not include information that was known to Company prior to Microsoft's disclosure to Company, or information that becomes publicly available through no fault of Company.

         (b) Unless Company receives prior written authorization from MS, Company may disclose the Product only to its employees or sub-contractors who have a need to know in order to assist in Company's testing and evaluation of the Product, provided that: (1) such employee's or sub-contractors use of the Product takes place solely at the location where Company's CPUs reside; and (2) Company has executed appropriate written agreements with such employees and sub-contractors sufficient to enable it to comply with the terms of this Agreement. Upon Microsoft's request, Company shall provide to Microsoft a list of all employees and sub-contractors granted access to the Product hereunder.



                                     18
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[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



9.    PRESS RELEASES/MARKETING PARTICIPATION.

         (a) Microsoft will issue an initial press release relating to the establishment of the Microsoft Online ID Evaluation Program, which will describe the relationship between Microsoft and the third parties participating in the program, including Company. Company may be provided with an opportunity to provide a quote and/or information to be included in such initial press release. Except as specified above, neither party will issue any press release or make any public announcement(s) relating in any way whatsoever to this Agreement or the relationship established by this Agreement without the express prior written consent of the other party, which consent shall not be unreasonably withheld, provided that Microsoft may make informational references to the Microsoft Online ID Evaluation Program and Company's participation in such program in other publicity and press releases without obtaining Company's consent.

         (b) Company agrees to participate in all marketing programs for the Microsoft Online ID program as reasonably requested by Microsoft. Microsoft shall be solely responsible for any and all costs associated with any marketing program for the Microsoft Online ID program which may be incurred by Company provided that such costs have been pre-approved in writing by Microsoft.

10.   DISCLAIMER OF WARRANTY

THE PRODUCT IS DEEMED ACCEPTED BY COMPANY. THE PRODUCT IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND. MICROSOFT FURTHER DISCLAIMS ALL WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. THE ENTIRE RISK ARISING OUT OF THE USE OR PERFORMANCE OF THE PRODUCT AND DOCUMENTATION REMAINS WITH COMPANY.

IN NO EVENT SHALL MICROSOFT OR ITS SUPPLIERS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, DIRECT, INDIRECT, SPECIAL, PUNITIVE, OR OTHER DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF OR INABILITY TO USE THE PRODUCT OR DOCUMENTATION, EVEN IF MICROSOFT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

The foregoing notwithstanding, Microsoft agrees to defend, at its expense, any suit or proceeding brought against Company or its parent or subsidiaries for violation of legally protected rights of any third parties, including but not limited to, patent, copyright, trade secret, unfair competition or any and all other claims arising out of the receipt, reliance upon or use by Company or its parent or subsidiaries of the Product which such reliance on or use is in all ways consistent with Microsoft's representations and instructions (if any). Microsoft's agreement to defend and its obligation to indemnify Company and its parent and subsidiaries extends to direct, indirect, punitive and any and all other damages awarded in any such proceedings, as well as reasonable attorneys' fees, provided that Company or its parent or subsidiaries shall (a) provide reasonable information and assistance to Microsoft at Microsoft's expense in defense of such claim, and (b) at Microsoft's request, will immediately stop using and/or offering the Product in any way, including deleting references to the Product from marketing, advertising and Company's Web sites(s).

11.   EXPORT RESTRICTIONS

Company acknowledges that the Product is subject to the export control laws and regulations of the U.S.A., and any amendments thereof. Company confirms that with respect to the Product it will not export or re-export them, directly or indirectly, either to (i) any countries that are subject to U.S.A. export restrictions, (ii) any end user who Company knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons; or (iii) any end user who has been prohibited from participating in the U.S.A. export transactions by any federal agency of the U.S.A. government. Company further acknowledges that the Product may include technical data subject to export and re-export restrictions imposed by U.S.A. law.



                                     19
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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.


12.   GENERAL

      12.1 Independent Contractors. The parties are independent contractors with respect to each other, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, agency relationship or a joint venture between the parties.

      12.2 Governing Law. This Agreement shall be governed by the laws of the State of New York as though entered into by New York residents and to be performed entirely within the State of New York. The parties consent to exclusive jurisdiction and venue in the state and federal courts sitting in New York. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

      12.3 Assignment. This Agreement and any rights and/or obligations hereunder may be assigned by Microsoft but may not be assigned by Company without Microsoft's prior written approval. Any attempted assignment, sublicense, transfer, encumbrance or other disposal without such consent shall be void and shall constitute a material default and breach of this Agreement.

      12.4 Construction. In the event that any provision of this Agreement conflicts with governing law or if any provision is held to be null, void or otherwise ineffective or invalid by a court of competent jurisdiction, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. The section headings used in this Agreement are intended for convenience only and shall not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

      12.5 Notices. All notices and requests in connection with this Agreement shall be given in writing and shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

    To Company:                          To Microsoft:

    Healtheon Corporation                Microsoft Corporation
    4600 Patrick Henry Drive             One Microsoft Way
    Santa Clara, CA 95054                Redmond, WA 98052-6399
                                         Attn: Product Manager - Web Essentials
    Phone:                               Phone: 425-882-8080
    Fax:                                 Fax:     425-936-7329
    Attention General Counsel            Copy to:
                                         Law & Corporate Affairs, US Legal
                                         Fax     (425) 936-7409

or to such other address as a party, may designate pursuant to this notice provision.

      12.6 Entire Agreement. This Agreement does not constitute an offer by Microsoft and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Company and Microsoft by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.



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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.



The parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

MICROSOFT CORPORATION                      HEALTHEON CORPORATION

/s/ Laura Jennings                         /s/ Jack Dennison
- -------------------------------            --------------------------------
By                                         By
   Laura Jennings                             Jack Dennison
- -------------------------------            --------------------------------
Name(Print)                                Name (Print)

   Vice President                             Vice President
- -------------------------------            --------------------------------
Title                                      Title

   6/29/99                                    6/29/99
- -------------------------------            --------------------------------
Date                                       Date



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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.



                                   EXHIBIT B



                                       *








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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.



                                   EXHIBIT C


                                       *








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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.



                                   EXHIBIT D
                          MCS AGREEMENT AND WORK ORDER

                      MICROSOFT MASTER SERVICES AGREEMENT


This Microsoft Master Services Agreement ("Agreement") is made as of the Effective Date indicated below by and between Microsoft Corporation, a Washington corporation, and Healtheon Corporation, a ____________ corporation ("Company").

This Agreement sets forth the general terms and conditions under which Microsoft Corporation, either on its own behalf or through one or more divisions or, for services to be provided outside of the United States, subsidiaries (collectively, "MS"), will provide consulting and support services to Company and its Affiliates. MS agrees that any of Company's Affiliates shall have the right (but not the obligation) to submit Work Orders and Services Descriptions to MS under the terms and conditions of this Agreement. All references to "Company" in this Agreement shall be deemed to include the Affiliate placing the Work Order and/or Services Description. Such Work Orders and Services Descriptions shall be subject to the terms and conditions of this Agreement and as to such Work Orders and Services Descriptions, the Affiliate becomes "Company" hereunder. "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise, domestic or foreign, including, but not limited to, subsidiaries, which directly or indirectly Control, are Controlled by, or are under common Control with Company. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and operating policies of the entity in respect of which the determination is being made, through the ownership of more than fifty percent (50%) of its voting or equity securities, contract, voting trust or otherwise.

1. CONSULTING SERVICES. MS, through its Microsoft Consulting Services division ("MCS"), shall perform the consulting services for Company specified in work orders (each a "Work Order") that may be entered into pursuant to this Agreement from time to time ("Consulting Services"). Neither MS nor Company shall be obligated to enter into any Work Order. The rights in programs and data produced pursuant to the Consulting Services shall be specified in each Work Order.

2. PREMIER SUPPORT SERVICES. MS, through its Enterprise Customer Unit ("ECU"), shall perform the support services for Company specified in Premier Support Services Description(s) (each a "Services Description") that may be entered into pursuant to this Agreement from time to time ("Premier Support Services," together with the Consulting Services, the "Services"). Neither MS nor Company shall be obligated to enter into any Services Description. The provision of Premier Support Services shall be subject to the following additional terms and conditions:

     a. Changes in Premier Support Services. MS reserves the right to change the products supported under a Services Description during the term of the Services Description. MS may discontinue support for a product, provided that Company will be given six (6) months notice of that discontinuance. As an exception to the foregoing, should support for a product be discontinued by MS because it has been sold to another company, MS will provide written notice of the sale to Company and, at MS' option and in its sole discretion, either arrange for the acquiring company to begin providing support for that product immediately upon the date of notice, or provide continued support for that product for ninety.(90) days from the date of notice. MS may add support for new products during the term of a Services Description pursuant to the terms and conditions of this Agreement.

     b. Right of Refusal. If MS determines that an implementation of MS products is not effectively supportable, MS may refuse to provide Company with Premier Support Services for that implementation. If MS makes such a determination, Company shall have thirty (30) days after MS's notice to modify the implementation so as to make it effectively supportable. If the implementation is not modified to be supportable within thirty (30) days, MS will no longer be obligated to support that implementation.

     c. Ownership and License. Company's use of any bug fixes, workarounds, patches, beta fixes and beta builds (as applicable) or other software that MS provides to Company in the course of the provision of Premier Support Services (collectively, the "ECU Software") shall be in accordance with the terms of the end user license agreement or other license agreement governing the MS product for which the ECU Software is furnished. If not provided for a specific MS product, Company's use shall be in accordance with the terms of the end user license agreement packaged with such ECU Software, and/or any other terms expressly set forth by MS in writing; provided that if such ECU Software is not packaged with a license agreement then such ECU Software will be subject to the following restrictions: (i) the ECU Software may not be reverse engineered, decompiled or disassembled, except to the extent the foregoing restriction is expressly forbidden by applicable law; (ii) the ECU Software may not be loaned, sold, rented, leased, transferred or otherwise distributed to another user;
(iii) MS may terminate Company's use of the ECU Software if Company fails to comply with the terms and conditions of these restrictions; (iv) THE ECU SOFTWARE IS PROVIDED "AS-IS", WITHOUT WARRANTY OF ANY KIND; and (v) the ECU Software and any documentation accompanying it are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252-227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19,

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.



as applicable. Manufacturer is Microsoft Corporation/One Microsoft Way/Redmond, WA. 98052-6399. All rights not expressly granted are reserved.

     d. Licensed Product. MS will provide Premier Support Services only for products published by Microsoft Corporation, validly licensed and unaltered.

3. FEES. Company shall pay MS the fees identified on each Work Order and/or Services Description for Services rendered, and the reasonable out-of-pocket travel and living expenses incurred during the performance of the Services. Payment shall be made to MS within thirty (30) days of the date of MS's invoice. MS shall not change its fees during the term of a Work Order or a Services Description, unless otherwise agreed by MS and Company, but may adjust fees prior to entering any new Work Order or Services Description. MS's fees do not include any taxes, duties, tariffs or other governmental charges or expenses imposed in connection with this Agreement (including, without limitation, any value added taxes), and such taxes shall be billed to and paid by Company. MS shall be responsible for all taxes based upon its personal property ownership and net income. A finance charge of one and one-half percent (1.5%) per month or the highest amount allowed by law, whichever is less, will be assessed on all payments that are past due. Any amount outstanding for more than sixty (60) days after the date of invoice shall constitute a material breach on the part of Company.

4.   CONFIDENTIALITY.

     a. Confidential Information. Except as otherwise specified herein, MS and Company each expressly undertake to retain in confidence all information transmitted to it by the other party pursuant to this Agreement that the disclosing party identifies as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential ("Confidential Information"), and will make no use of such Confidential Information except under the terms and during the existence of this Agreement. Information disclosed by MS, in any form, regarding pre-release products, access numbers and passwords provided to Company by MS, shall be MS Confidential Information. MS and Company shall treat the terms and conditions of this Agreement as confidential; however, either party may disclose such information in confidence to its immediate legal and financial consultants as required in the ordinary course of that party's business. The receiving party's obligation hereunder shall extend for five (5) years following the disclosure of the Confidential Information. Company shall cause its Affiliates to retain MS Confidential Information in accordance with the terms of this Section 4.

     b. Exclusions. Confidential Information shall not include any information that: (i) is at the time of disclosure or subsequently becomes publicly available without the receiving party's breach of any obligations owed the disclosing party; (ii) became known to the receiving party prior to the disclosing party's disclosure of such information to the receiving party; (iii) became known to the receiving party from a source other than the disclosing party other than by the breach of an obligation of confidentiality owed to the disclosing party; or (iv) is independently developed by the receiving party.

     c. Independent Development; Residuals. The terms of confidentiality under this Agreement shall not be construed to limit MS's or Company's right to independently develop or acquire products without use of the other party's Confidential Information. Further, MS or Company shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means technical information related to computer software technology in non-tangible form, which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither MS nor Company shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either MS or Company a license under the other party's copyrights or patents.

    d. Company Information. Company grants to MS the right to use technical information relating to Microsoft software products, either standing alone or as such software products may be combined with or interact with other software and hardware products, for problem resolution, internal troubleshooting, product functionality enhancements and fixes, and Knowledge Base articles. MS will not identify Company or publish any of Company's Confidential Information in any Knowledge Base article.

5.   LIMITED WARRANTIES.

     a. Consulting Services. MS warrants that the Consulting Services will be performed using generally accepted industry standards and practices.

     b. Premier Support Services. MS warrants that the Premier Support Services shall be substantially as described in this Agreement and the applicable Services Description, and that MS will use commercially reasonable efforts in addressing all support problems.




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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.



6. LIMITATION OF WARRANTIES. THE LIMITED WARRANTIES SET FORTH ABOVE ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE SERVICES OR PRODUCTS PROVIDED UNDER THIS AGREEMENT, THE PERFORMANCE OF MATERIALS OR PROCESSES DEVELOPED OR PROVIDED UNDER THIS AGREEMENT, OR AS TO THE RESULTS WHICH MAY BE OBTAINED THEREFROM, AND ALL IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT. MS SHALL NOT BE LIABLE FOR ANY SERVICES OR PRODUCTS PROVIDED BY THIRD PARTY VENDORS, DEVELOPERS OR CONSULTANTS IDENTIFIED OR REFERRED TO COMPANY BY MS UNLESS SUCH THIRD PARTY SERVICES ARE PROVIDED UNDER WRITTEN AGREEMENT WITH MS.

7.   LIMITATION OF LIABILITY.

     a. Limitation. MS' total liability under this Agreement shall be limited to the total amount actually paid by Company to MS under the applicable Work Order or Services Description.

     b. Exclusion of Certain Damages. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL MS, MS SUBSIDIARIES OR THEIR RESPECTIVE SUPPLIERS BE LIABLE TO COMPANY FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES (INCLUDING, BUT NOT LIMITED TO. LOST PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION OR OTHER PECUNIARY LOSS) REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF WARRANTIES, FAILURE OF ESSENTIAL PURPOSE OR OTHERWISE AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.   TERM AND TERMINATION.

     a. Term. This Agreement shall remain in effect until terminated by either MS or Company as provided herein. The term of any Work Order or Services Description shall be as provided therein Termination of this Agreement shall terminate all outstanding Work Orders and Services Descriptions between MS and Company.

     b. Termination. Company may terminate this Agreement any Work Order or Services Description without cause by giving MS thirty (30) days written notice. Either MS or Company may terminate this Agreement or any Work Order or Services Description if the other party is in material breach or default of any obligation hereunder, which breach or default is not currently within thirty
(30) days notice of such breach. Company shall pay all fees to MS for Services performed and expenses incurred which have accrued through the date of termination.

     c.   Survival.  Sections 2(c), 3, 4, 5, 6, 7, 8(b), 8(c), 9, and 11 of
this Agreement and any provisions specified as surviving in a Work Order or Services Description shall survive any termination of this Agreement and termination or expiration of any Work Order or Services Description.

9. NOTICES. All notices, authorizations, and requests in connection with this Agreement shall be deemed given on the day they are (i) deposited in the mails, postage prepaid, certified or registered, return receipt requested; or (ii) sent by air express courier (e.g., DHL, Federal Express or Airborne), charges prepaid, return receipt requested; and addressed as follows:

To Company:                             To Microsoft:


Healtheon Corporation                   Microsoft Corporation
- ----------------------------------
4600 Patrick Henry Drive                One Microsoft Way
- ----------------------------------
Santa Clara, CA  95054                  Redmond, WA 98052-6399
- ----------------------------------
Attention: Jack Dennison                Attention: David Lubinski
           -----------------------                 ----------------------------
Phone:     408-876-5140                 Phone:     972-716-2629
           -----------------------                 ----------------------------
Fax:       408-876-5450                 Fax:       972-233-7280
           -----------------------                 ----------------------------

                                        cc:    Law and Corporate Affairs
                                               One Microsoft Way
                                               Redmond, WA 98052-6399

10. INSURANCE. At all times when MS will be performing Services on Company's premises pursuant to this Agreement. MS will procure and maintain the following insurance coverage:




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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.



     a. Commercial General Liability covering bodily injury and property damage liability with a limit of not less than $1,000,000 each occurrence;

     b. Workers' Compensation (or maintenance of a legally permitted and governmentally-approved program of self-insurance) covering MS employees pursuant to applicable state workers' compensation laws for work-related injuries suffered by employees of MS;

     c. Employer's Liability with limits of not less than $1,000,000 each accident; and

     d. Software Errors and Omissions Liability covering damages arising out of negligent acts, errors, or omissions committed by MS or its employees in the performance of this Agreement, with a limit of liability of not less than S2,000,000 each claim.

MS will provide Company with certificates of insurance evidencing this coverage on request.

11.  MISCELLANEOUS.

     a. No Assignment. This Agreement and any rights or obligations hereunder shall not be assigned by contract or by operation of law without the prior written agreement of the other party. MS may use subcontractors to deliver the Services, provided that MS shall remain liable to Company, in accordance with this Agreement, for all Services provided to Company. The Services are provided solely for the benefit of Company and its Affiliates, as applicable. Unless specifically permitted by NIS in writing, the Services and the software and materials provided thereunder may not be transferred or sold by Company to any non-Affiliate third party.

     b. Applicable Law. This Agreement shall be governed by the laws of the State of Washington, and Company. further consents to the exclusive jurisdiction by the state and federal courts sitting in the State of Washington. Any action of any kind by any party against another party arising as a result of this Agreement must be commenced within two (2) years from the date the right, claim, demand, or cause of action shall first accrue.

     c. Entire Agreement. This Agreement and the Services Descriptions and Work Orders constitute the entire agreement between MS and Company, and merge all prior and contemporaneous communications, with respect to the Services provided hereunder. The terms on any purchase order or other form submitted by Company shall not apply to this Agreement or any of the Services. This Agreement can be modified only by written agreement signed by both MS and Company. In the event of a conflict between this Agreement and any Services Description or Work Order, the terms of this Agreement shall control.

     d. Compliance with Laws. MS and Company shall comply with all applicable laws and regulations with respect to this Agreement. Company acknowledges that the Services and the related software and other materials are subject to United States export control laws and regulations, and Company confirms that it will not export or re-export them, directly or indirectly, either to (i) any countries that are subject to U.S. export restrictions (currently including, but not necessarily limited to, Cuba, Iran, Iraq, Libya, North Korea, Syria and Sudan), or to any national of any such country, wherever located, who intends to transmit or transport the Services or related software and other materials back to such country; or (ii) any end-user whom Company knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons, or (iii) any end-user who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. Government.

     e. Severability/Waiver. If a court holds any provision of this Agreement to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect. No waiver of any breach of this Agreement shall be a waiver of any other breach, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

     f. Independent Contractor. MS shall act at all times as an independent contractor, and shall be responsible for any and all social security, unemployment, workers' compensation and other withholding taxes for any and all of its employees.

     g. Cost or Pricing Data. MS will not, under any circumstances, be obligated to perform Services that would require the submission of cost or pricing data (as defined by U.S. Government regulations) or be obligated to provide such data.

     h. Force Majeure. Except for Company's obligation to pay for services already performed by MS, if either party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion, accident or other acts of God, then upon written notice to the other party, the requirements of this Agreement, or the affected provisions hereof to the extent affected, shall be suspended during the period of such disability. During such period, the party not prevented from complying as aforesaid may seek to have its needs (which would otherwise be met hereunder) not by or through others without liability hereunder. The party




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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.



prevented from complying shall make all reasonable efforts to remove such disability within thirty (30) days of giving such notice.

     i. English Language Governs. The parties have requested that this Agreement be drawn up in English; les parties ont exiges que cette entente soit redigee en anglais.

IN WITNESS WHEREOF, the parties have agreed to the terms and conditions of this Agreement as of the Effective Date indicated below.

MICROSOFT CORPORATION                   Corporate Name of Company



By: /s/ Kennon S. Grose                 By: /s/ Jack Dennison
    -----------------------------           -----------------------------------

Kennon S. Grose                         Jack Dennison
- ---------------------------------       ---------------------------------------
Name (Print)                            Name (Print)


General Manager                         Vice President
- ---------------------------------       ---------------------------------------
Title                                   Title


5/20/99                                 June 25, 1999
- ---------------------------------       ---------------------------------------
Effective Date                          Date




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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.



                         MICROSOFF CONSULTING SERVICES
                            MASTER SERVICE AGREEMENT
                WORK ORDER NO. 001 - (MCS HEALTH CARE PRACTICE)

                         MICROSOFT CONSULTING SERVICES
                            MASTER SERVICE AGREEMENT
                WORK ORDER NO. 001 - (MCS HEALTH CARE PRACTICE)


This Work Order is made pursuant to the Microsoft Master Consulting Services Agreement (the "Agreement") effective on May 20, 1999, by and between Healtheon Corporation ("Customer") and Microsoft Corporation ("Microsoft") and is incorporated therein by reference. Capitalized terms not otherwise defined have the meanings provided in the Agreement.

1. SERVICES. MCS shall perform the services identified below for Customer. Dates provided herein are estimates only. Services shall not include development of, and Microsoft shall not deliver, any software, computer program or code under this Work Order.

MCS shall assist with the architectural review phase of the current Healtheon technical platform in order to develop the vision and scope of the Microsoft Technology Platform Migration Work Order to be executed by the parties and the implementation of the Microsoft technology, including the Microsoft Technology Platform Migration Work Order.

Customer shall ensure both under this work order and under the Microsoft Technology Platform Migration Work Order: 1) that adequate Customer technical resources are assigned to the migration effort; 2) that a core Customer technical team is adequately training on NT and Internet Information Server; 3) that a Customer operations team is available to assume responsibility for the operations and management of the production site; 4) that Customer assigns a key manager to act as the MCS contact for the project; 5) that Customer provides MCS with access to the source code and design documentation to the existing site and applications; 6) that Customer provides for all hardware and software necessary to support the production environment; and 7) that Customer will have acquired sufficient Microsoft Premier Support Services for technical product support.

The parties agree that the estimated time to complete the architectural review contemplated hereunder is 320 hours. The product of the architectural review shall be at a minimum the Migration Plan and the Microsoft Technology Platform Migration Work Order.

2. RATES. The hourly rates shown below shall be applicable to this Work Order. Any total fee stated herein is an estimate only. The total estimated fee for this project is $67,200, based on the estimated 320 hours of service in the 90 day time period, plus travel and expenses. Project expense will be charged to Customer in addition to project fees.

                  STAFF LEVEL                         RATE/HOUR
                  ---------------------------------------------
                  Enterprise Program Manager          $210.00
                  -------------------------------------------
                  Senior Consultant - Infrastructure  $210.00
                  -------------------------------------------
                  Consultant - Infrastructure         $180.00
                  -------------------------------------------
                  Senior Consultant - Development     $210.00
                  -------------------------------------------
                  Consultant - Development            $180.00
                  -------------------------------------------
                  Principal Consultant                $250.00
                  -------------------------------------------
                  Managing Consultant                 $250-00
                  -------------------------------------------

Microsoft shall determine in its sole discretion what personnel is required to complete the work contemplated by this Work Order and may use third parties, as determined by MCS in its sole discretion, to complete any work.




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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.



Microsoft shall invoice Customer monthly for services performed and expenses incurred during the previous period. Microsoft invoices for payment should be directed to Customer's representative for payment at the address shown below (Customer to provide).

     Contact: David Lubinski
     Mailstop (if any):
     Address: 5080 Spectrum Drive, Suite 900E
     Telephone: (972) 716-2629
     City: Addison
     Fax: (972) 233-7280
     State: TX            Zip: 75001
     Email: davidlu@microsoft.com

Purchase Order No. (if any):

3. COMMENCEMENT DATE. Services under this Work Order will begin on the date that is within 45 days of the Effective Date of the Promotion Agreement. The Expiration Date of this Work Order is upon completion of the work contemplated in this Work Order, which in no event shall exceed 90 days from the Effective Date.

4. OWNERSHIP AND LICENSE. The copyright in that specific set of tangible written materials developed by Microsoft at the specific direction of Customer and provided to Customer in the course of performance under this Work Order ("Materials") shall be owned by Customer, and Microsoft hereby assigns all right, title and interest in such copyright to Customer. Customer agrees to use Materials only for Customer's internal business purposes and not for resale or distribution outside of Customer. Notwithstanding the above, the parties agree that Microsoft reserves the right to use for any purpose subsets or modules of the Materials which by themselves provide generic technical information not unique to Customer's business. Customer may sublicense the rights granted hereunder to its affiliates (i.e., any entity controlling, controlled by, or under common control with, Customer). All rights not expressly granted, are reserved.

THEREFORE, the parties have executed this Work Order in duplicate originals.


MICROSOFT CORPORATION                   Corporate Name of Company



By: /s/ David Lubinski                  By: /s/ Jack Dennison
    -----------------------------           -----------------------------------
    Signature                               Signature


David Lubinksi                          Jack Dennison
- -------------------------------------------------------------------------------
Name (Print)                            Name (Print)


Practice Manager                        Vice President
- ---------------------------------       ---------------------------------------
Title                                   Title

May 20, 1999                            June 25, 1999
- ---------------------------------       ---------------------------------------
Effective Date                          Date




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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

                                   EXHIBIT E

                 MICROSOFT CORPORATION NON-DISCLOSURE AGREEMENT
                              (STANDARD RECIPROCAL)

         THIS AGREEMENT (the "Agreement") is made between MICROSOFT CORPORATION, a Washington corporation, and Healtheon Corporation ("COMPANY") and entered into this 19th day of May, 1999.

         In consideration of the mutual promises and covenants contained in this Agreement, the mutual disclosure of confidential information to each other, the parties hereto agree as follows:

1.       Confidential Information and Confidential Materials

         (a) "Confidential Information" means nonpublic information that Disclosing Party designates as being confidential or which, under the circumstances surrounding disclosure ought to be treated as confidential. "Confidential Information" includes, without limitation, information relating to released or unreleased Disclosing Party software or hardware products, the marketing or promotion of any Disclosing Party product, Disclosing Party's business policies or practices, and information received from others that Disclosing Party is obligated to treat as confidential. Confidential Information disclosed to Receiving Party by any Disclosing Party Subsidiary and/or agents is covered by this Agreement.

         (b) Confidential Information shall not include any information that: (i) is or subsequently becomes publicly available without Receiving Party's breach of any obligation owed Disclosing Party; (ii) became known to Receiving Party prior to Disclosing Party's disclosure of such information to Receiving Party; (iii) became known to Receiving Party from a source other than Disclosing Party other than by the breach of an obligation of confidentiality owed to Disclosing Party; or (iv) is independently developed by Receiving Party.

         (c) "Confidential Materials" shall mean all tangible materials containing Confidential Information, including without limitation written or printed documents and computer disks or tapes, whether machine or user readable.

2.       Restrictions

         (a) Receiving Party shall not disclose any Confidential Information to third parties for five (5) years following the date of its disclosure by Disclosing Party to Receiving Party, except to Receiving Party's consultants as provided below. However, Receiving Party may disclose Confidential Information in accordance with judicial or other governmental order, provided Receiving Party shall give Disclosing Party reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent.

         (b) Receiving Party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to keep confidential the Confidential Information. Receiving Party may disclose Confidential Information or Confidential Material only to Receiving Party's employees or consultants on a need-to-know basis. Receiving Party will have executed or shall execute appropriate written agreements with its employees and consultants sufficient to enable it to comply with all the provisions of this Agreement.

         (c) Confidential Information and Confidential Materials may be disclosed, reproduced, summarized or distributed only in pursuance of Receiving Party's business relationship with Disclosing Party, and only as otherwise provided hereunder. Receiving Party agrees to segregate all such Confidential Materials from the confidential materials of others in order to prevent commingling.

         (d) Receiving Party may not reverse engineer, decompile or disassemble any software disclosed to Receiving Party.

3.       Rights and Remedies

         (a) Receiving Party shall notify Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information and/or Confidential Materials, or any other breach of this Agreement by Receiving Party, and will




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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

cooperate with Disclosing Party in every reasonable way to help Disclosing Party regain possession of the Confidential Information and/or Confidential Materials and prevent its further unauthorized use.

         (b) Receiving Party shall return all originals, copies, reproductions and summaries of Confidential Information or Confidential Materials at Disclosing Party's request, or at Disclosing Party's option, certify destruction of the same.

         (c) Receiving Party acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information and that Disclosing Party shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

         (d) Disclosing Party may visit Receiving Party's premises, with reasonable prior notice and during normal business hours, to review Receiving Party's compliance with the terms of this Agreement.

4.       Miscellaneous

         (a) All Confidential Information and Confidential Materials are and shall remain the property of Disclosing Party. By disclosing information to Receiving Party, Disclosing Party does not grant any express or implied right to Receiving Party to or under Disclosing Party patents, copyrights, trademarks, or trade secret information.

         (b) If either party provides pre-release software as Confidential Information or Confidential Materials under this Agreement, such pre-release software is provided "as is" without warranty of any kind. Receiving Party agrees that neither Disclosing Party nor its suppliers shall be liable for any damages whatsoever relating to Receiving Party's use of such pre-release software.

         (c) Any software and documentation provided under this Agreement is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software -- Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is Microsoft Corporation/One Microsoft Way/Redmond, WA 98052-6399.

         (d) Both parties agree that they do not intend nor will they, directly or indirectly, export or re-export (i) any Confidential Information or Confidential Materials, or (ii) any product (or any part thereof), process or service that is the direct product of the Confidential Information or Materials to (A) any country that is subject to U.S. export restrictions (currently including, but not necessarily limited to, Iran, Iraq, Syria, Cuba, North Korea, Libya, and Sudan), or to any national of any such country, wherever located, who intends to transmit or transport the products back to such country; (B) to any end-user who either party knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons; or
(C) to any end-user who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. government.

         (e) The terms of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in nontangible form, which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

         (f) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed by both parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of Disclosing Party, its agents, or employees, but only by an instrument in writing signed by an authorized officer of Disclosing Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.



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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

         (g) If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees. This Agreement shall be construed and controlled by the laws of the State of Washington, and both parties further consent to jurisdiction by the state and federal courts sitting in the State of Washington. Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by the Washington Long Arm Statute.

         (h) Subject to the limitations set forth in this Agreement, this Agreement will inure to the benefit of and be binding upon the parties, their successors and assigns.

         (i) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

         (j) All obligations created by this Agreement shall survive change or termination of the parties' business relationship.

5.       Suggestions and Feedback

Either party may from time to time provide suggestions, comments or other feedback to the other party with respect to Confidential Information provided originally by the other party (hereinafter "Feedback"). Both parties agree that all Feedback is and shall be entirely voluntary and shall not, absent separate agreement, create any confidentiality obligation for the Receiving Party. However, the Receiving Party shall not disclose the source of any feedback without the providing party's consent. Feedback shall be clearly designated as such and, except as otherwise provided herein, each party shall be free to disclose and use such Feedback as it sees fit, entirely without obligation of any kind to the other party. The foregoing shall not, however, affect either party's obligations hereunder with respect to Confidential Information of the other party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COMPANY:  Healtheon Corporation                MICROSOFT CORPORATION
        --------------------------

Address: 4600 Patrick Henry Drive              By: /s/ Laura Jennings
        --------------------------                -----------------------------
         Santa Clara, CA  95054
        --------------------------
By:     /s/ Jack Dennison                      Name: Laura Jennings
        --------------------------                -----------------------------
Name:   Jack Dennison                          Title:  Vice President
        --------------------------                   --------------------------
Title:  Vice President                         Date:  6/22/99
        --------------------------                  ---------------------------
Date:   June 25, 1999                          MS Contact:
        --------------------------                        ---------------------

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                    Exhibit F

                    List of Healtheon Third Party Agreements

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                    Exhibit G

             Estimated Healtheon Internal Use Software License Grant


                                                       Initial License Estimated    Initial License
  Microsoft Product Name:            Quantity:         Retail Price:                Estimated Value:
- -----------------------------------------------------------------------------------------------------
  BackOffice Server                  # of                     $2,499                      $
                                     development
                                     servers

  BackOffice Client Access           # of                     $4,179                      $
  Licenses (20 Clients Pak)          developers &
                                     testers est.
                                     500

  Windows NT Workstation             # of                     $  319                      $
                                     developers &
                                     testers est.
                                     500

  Windows 9x                         # of                     $  209                      $
                                     employees
                                     excluding
                                     developers

  Office 97 Developer's Edition      # of                     $  799                      $
                                     developers
                                     <500

  Microsoft Visual Studio            Est. 500                 $1,499                      $
  Enterprise Edition

  Microsoft Site Server              # of                     $3,920                      $
  Enterprise                         development
                                     servers

  Office 2000                        # of                     $
                                     employees

  MS Project                         Est. 50                  $

  Total                                                                                   $